Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 177

REALTY INCOME ANNOUNCES RECORD
SECOND QUARTER AND MID-YEAR OPERATING RESULTS

ESCONDIDO, CALIFORNIA, August 1, 2007...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the second quarter and six months ended June 30, 2007.

COMPANY HIGHLIGHTS:
(For the quarter ended June 30, 2007,
 as compared to the same quarterly period in 2006)

•      Revenue increased 25.1% to $70.7 million
•      Funds from Operations (FFO) available to common stockholders increased 29.8% to $48.8 million
•      FFO per diluted common share increased 14.0% to $0.49 per share
•      Net income available to common stockholders per diluted common share was $0.31 per share
•      Portfolio occupancy was 98.6%
•      Same store rents increased 1.7% to $52.7 million
•      Invested $37.5 million in 35 additional properties at an 8.8% capitalization rate
•      Dividends paid per common share increased 8.5%
·      Increased the monthly dividend for the 39th consecutive quarter, in June, to an annualized amount of $1.533

Financial Results

Revenue Increases
Realty Income’s revenue, for the second quarter ended June 30, 2007, increased 25.1% to $70.7 million as compared to $56.5 million for the same period in 2006.

Revenue, for the six months ended June 30, 2007, increased 27.2% to $142.0 million as compared to $111.6 million for the same period in 2006.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended June 30, 2007, was $30.9 million as compared to $24.3 million for the same period in 2006. On a diluted per common share basis, net income for the quarter was $0.31 per share as compared to $0.27 per share for the same period in 2006.

Net income available to common stockholders, for the six months ended June 30, 2007, was $61.1 million as compared to $46.8 million for the same period in 2006. On a diluted per common share basis, net income was $0.61 per share as compared to $0.54 per share for the same period in 2006.

The calculation to determine net income for a real estate company includes gains from the sales of investment properties and impairments. The amount of gains on property sales and impairments varies from quarter to quarter. This variance can significantly impact net income.

During the second quarter of 2007, income from continuing operations available to common stockholders was $0.26 per diluted common share as compared to $0.25 per diluted common share for the same period in 2006.

During the first six months of 2007, income from continuing operations available to common stockholders was $0.54 per diluted common share as compared to $0.50 per diluted common share for the same period in 2006.

FFO Available to Common Stockholders
FFO, for the second quarter ended June 30, 2007, increased 29.8% to $48.8 million as compared to $37.6 million for the same period in 2006. FFO per diluted common share, for the second quarter ended June 30, 2007, increased 14.0% to $0.49 per share, as compared to $0.43 per share for the same period in 2006. FFO per diluted common share before Crest’s contribution, for the second quarter ended June 30, 2007, increased 4.8% to $0.44 per share as compared to $0.42 per share for the same period in 2006.

FFO, for the six months ended June 30, 2007, increased 30.7% to $95.3 million as compared to $72.9 million for the same period in 2006. FFO per diluted common share, for the six months ended June 30, 2007, increased 11.8% to $0.95 per share as compared to $0.85 per share for the same period in 2006. FFO per diluted common share before Crest’s contribution, for the six months ended June 30, 2007, increased 7.2% to $0.89 per share as compared to $0.83 per share for the same period in 2006. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income. For a calculation of FFO before Crest’s contributions, see pages 6 and 7.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP, measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on page 6.

Dividend Information
In June 2007, Realty Income announced the 39th consecutive quarterly increase, and the 44th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The amount of the monthly dividend paid per common share, during the quarter, increased 8.5% to $0.381 per share as compared to $0.351 per share for the same period in 2006. Dividends paid during the first six months of 2007 increased 8.9% in comparison to the same period in 2006. Through June 30, 2007, the Company has paid 443 consecutive monthly dividends and continues its 38-year history of declaring and paying dividends every month. The current annualized dividend amount is $1.533 per common share.

Real Estate Portfolio Update

As of June 30, 2007, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 1,998 properties located in 48 states, leased to 108 retail chains doing business in 29 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 12.6 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2007, portfolio occupancy was 98.6% with only 27 properties available for lease out of 1,998 properties in the portfolio.

Rent Increases
Same store rents on 1,560 properties under lease, during the three months ended June 30, 2007, increased 1.7% to $52.7 million compared to $51.8 million for the same quarter in 2006. Same store rents on 1,560 properties under lease, during the six months ended June 30, 2007, increased 1.6% to $105.2 million as compared to $103.5 million for the same period in 2006.

Property Acquisitions
During the second quarter, Realty Income invested $37.5 million in 35 new properties and properties under development with an initial average contractual lease yield of 8.8%. The 35 new properties are located in four states and are 100% leased under net-lease agreements with an average lease term of 19.4 years. They are leased to three different retail chains in three separate industries.

During the six months ended June 30, 2007, Realty Income invested $98.3 million in 46 new properties and properties under development with an initial average contractual lease yield of 8.6%. The 46 new properties are located in 12 states and are 100% leased under net-lease agreements with an initial average lease term of 19.1 years. They are leased to six different retail chains in five separate industries.

Realty Income maintains a $300 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. The outstanding balance on the Company’s acquisition credit facility, at the end of the second quarter, was $10.0 million with $290.0 million available to fund new property acquisitions.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio or increase the average lease length.

During the second quarter ended June 30, 2007, Realty Income sold two properties for $1.0 million, which resulted in a gain on sales of $585,000.

During the first six months ended June 30, 2007, Realty Income sold three properties for $1.5 million, which resulted in a gain on sales of $585,000. In addition, the Company sold excess land from three properties for $3.8 million, which resulted in a gain on sales of $1.8 million. This gain from the land sales is reported in “other revenue” on the Company’s consolidated statements of income because this excess land was associated with properties that continue to be owned as part of Realty Income’s core operations. The proceeds were used to pay down the Company’s acquisition credit facility or to invest in new properties.

Other Second Quarter 2007 Activities

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. During the second quarter ended June 30, 2007, Crest sold 26 properties for $56.2 million and reported a gain on sales of $5.3 million.

For the six months ended June 30, 2007, Crest sold 31 properties for $69.5 million and reported a gain on sales of $6.6 million. As of June 30, 2007, Crest carried an inventory of $74.5 million, which consists of 29 properties that are held for sale. Crest did not acquire any new properties during the first six months of the year.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the second quarter of 2007, Crest generated $4.3 million, or $0.04 per diluted common share, in FFO for Realty Income as compared to $537,000, or $0.01 per diluted common share, in FFO for the same period in 2006.

During the six months ended June 30, 2007, Crest generated $6.0 million, or $0.06 per diluted common share, in FFO for Realty Income as compared to $1.4 million, or $0.02 per diluted common share, in FFO for Realty Income for the same period in 2006.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer, said, “We are very pleased to report strong growth in our revenue, funds from operations and dividends paid during the second quarter of 2007. We attribute these positive results to our record property acquisitions over the past 12 months and positive operating results from our existing portfolio of properties.

“Revenue during the second quarter of 2007 increased 25%, resulting in funds from operations, or FFO, growth of 30%. On a per share basis, FFO per diluted common share rose 14% during the quarter. During the first six months, revenue increased over 27% and funds from operations rose nearly 31%. On a per share basis, FFO per diluted common share increased 11.8% for the first half of the year. These solid financial results allowed us to raise the amount of the monthly dividend for the 44th time since going public in 1994 and for the 39th consecutive quarter. Dividends paid per common share increased by 8.9% during the first six months of 2007, as compared to the first six months of 2006.

“We continue to make progress in uncovering property investments that meet our selective investment criteria. During the second quarter we invested $37.5 million in 35 new properties that have been added to the portfolio. Initial cash-on-cash yields on these new assets were a very attractive 8.8% with lease provisions calling for future rental increases. For the first six months of the year we added 46 new properties to the portfolio and invested $98.3 million. The initial average lease rate on these investments was 8.6%, which will generate an excellent initial spread over our nominal cost of capital. The initial average lease term for the properties acquired so far this year was 19.1 years, which continues to provide us with the long-term lease revenue that supports the payment of monthly dividends. In addition, we are currently reviewing numerous acquisition opportunities and we now believe we will meet or exceed our previously announced target of $250 million in property acquisitions for 2007.

“The Company’s property portfolio is also performing extremely well. We have just 27 properties available for lease out of 1,998 properties in the portfolio. This represents occupancy of 98.6%, which is consistent with our historical track record of occupancy in excess of 97% over the past 38 years. Same store rent increases continue to improve. During the quarter they rose 1.7% and during the first six months of the year same store rents rose 1.6% as compared to the same periods of 2006.

“In terms of our capital structure, our balance sheet remains very healthy with debt at just 24% of total market capitalization. We also have just $10 million outstanding on our $300 million acquisition credit line, so we have more than adequate liquidity to pursue sizable property acquisitions during the balance of the year. Overall, we feel we’re making excellent progress towards our goals in 2007 and look forward to continued positive performance the rest of the year.”

FFO Commentary

Realty Income’s FFO per diluted common share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per diluted common share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2007 Estimates
Management estimates that FFO per diluted common share for 2007 should range from $1.86 to $1.89, which represents annual FFO per diluted common share growth of approximately 7.5% to 9.2%, as compared to 2006 FFO per share of $1.73. This represents an increase in the Company’s previous 2007 FFO per diluted common share estimates of $1.84 to $1.88.  FFO for 2007 is based on an estimated net income per diluted common share range of $1.15 to $1.18, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.75 and potential gain on sales of investment properties of $0.04 per share.

Management further estimates that Crest could contribute between $0.08 to $0.10 per share to Realty Income’s FFO during 2007. This represents an increase in management’s previous guidance regarding Crest’s 2007 contribution of $0.06 to $0.08 per share.  Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

The Company does not intend to provide quarterly estimates of FFO. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the Company’s overall estimates for 2007 have not changed.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2007, the Company had paid 443 consecutive monthly dividends throughout its 38-year operating history. The monthly income is supported by the cash flows from over 1,990 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2007 and 2006
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/07	Three Months Ended 6/30/06	Six Months Ended 6/30/07	Six Months Ended 6/30/06
REVENUE
Rental	$70,480	$55,704	$139,629	$110,735
Other	213	765	2,365	851
	70,693	56,469	141,994	111,586
EXPENSES
Depreciation and amortization	18,518	14,782	36,643	28,285
Interest	13,029	11,930	25,449	25,127
General and administrative	5,838	4,354	10,929	8,600
Property	964	685	1,849	1,545
Income taxes	353	231	598	462

	38,702	31,982	75,468	64,019

Income from continuing operations	31,991	24,487	66,526	47,567
Income from discontinued operations:
Real estate acquired for resale by Crest	4,282	537	6,030	1,416
Real estate held for investment	663	1,616	704	2,545
	4,945	2,153	6,734	3,961

Net income	36,936	26,640	73,260	51,528
Preferred stock cash dividends	(6,063)	(2,351)	(12,127)	(4,702)

Net income available to common stockholders	$30,873	$24,289	$61,133	$46,826

Funds from operations available to common stockholders (FFO)	$48,760	$37,622	$95,299	$72,922

Per share information for common stockholders:
Income from continuing operations:
Basic and diluted	$0.26	$0.25	$0.54	$0.50
Net income:
Basic	$0.31	$0.28	$0.61	$0.55
Diluted	$0.31	$0.27	$0.61	$0.54
FFO, basic and diluted(1):
FFO before Crest contribution	$0.44	$0.42	$0.89	$0.83
Crest Net Lease	$0.04	$0.01	$0.06	$0.02
Total FFO	$0.49	$0.43	$0.95	$0.85
Cash dividends paid	$0.381	$0.351	$0.761	$0.699

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
 (dollars in thousands, except per share amounts)

	Three Months Ended 6/30/07	Three Months Ended 6/30/06	Six Months Ended 6/30/07	Six Months Ended 6/30/06

Net income available to common stockholders	$30,873	$24,289	$61,133	$46,826
Depreciation and amortization:
Continuing operations	18,518	14,782	36,643	28,285
Discontinued operations	--	39	9	96
Depreciation of furniture, fixtures & equipment	(46)	(47)	(95)	(92)
Gain on sales of investment properties: Continuing operations	--	--	(1,806)	--
Discontinued operations	(585)	(1,441)	(585)	(2,193)

Funds from operations available to common stockholders	$48,760	$37,622	$95,299	$72,922

Dividends paid to common stockholders	$38,533	$31,242	$76,863	$60,496

FFO in excess of dividends paid to common stockholders	$10,227	$6,380	$18,436	$12,426

FFO per common share, basic and diluted	$0.49	$0.43	$0.95	$0.85
Weighted average number of common shares used for computation per share:
Basic	100,133,094	88,305,175	100,111,734	85,791,994
Diluted	100,246,112	88,466,024	100,304,617	85,988,206

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale.”

	Three Months Ended 6/30/07	Three Months Ended 6/30/06	Six Months Ended 6/30/07	Six Months Ended 6/30/06
Gain on sales of real estate acquired for resale	$5,326	$520	$6,566	$1,426
Rental revenue	2,365	990	5,249	2,094
Interest expense	(1,758)	(737)	(3,877)	(1,463)
General and administrative expense	(179)	(75)	(282)	(154)
Property expenses	(9)	4	(14)	(33)
Income taxes	(1,463)	(165)	(1,612)	(454)
Funds from operations contributed by Crest	$4,282	$537	$6,030	$1,416

Crest FFO per common share, basic and diluted	$0.04	$0.01	$0.06	$0.02

Total FFO	$48,760	$37,622	$95,299	$72,922
Less FFO contributed by Crest	(4,282)	(537)	(6,030)	(1,416)
FFO before Crest contribution	$44,478	$37,085	$89,269	$71,506
FFO before Crest contribution per common share, basic and diluted	$0.44	$0.42	$0.89	$0.83

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended June 30,	2007	2006	2005	2004	2003

Net income available to common stockholders	$30,873	$24,289	$22,315	$21,446	$18,162
Depreciation and amortization	18,472	14,774	11,214	10,205	8,291
Gain on sales of investment properties	(585)	(1,441)	(2,655)	(2,500)	(2,952)

Total FFO	$48,760	$37,622	$30,874	$29,151	$23,501

Total FFO per diluted share	$0.49	$0.43	$0.39	$0.37	$0.34

Total FFO	$48,760	$37,622	$30,874	$29,151	$23,501
Less FFO contributed by Crest	(4,282)	(537)	(296)	(2,879)	(157)
FFO before Crest contribution	$44,478	$37,085	$30,578	$26,272	$23,344

FFO components, per diluted share(1):
FFO before Crest contribution	$0.44	$0.42	$0.38	$0.33	$0.33
Crest FFO contribution	$0.04	$0.01	$0.00	$0.04	$0.00

Total FFO	$0.49	$0.43	$0.39	$0.37	$0.34

Cash dividends paid per share	$0.381	$0.351	$0.332	$0.302	$0.294
Diluted shares outstanding	100,246,112	88,466,024	79,676,168	79,323,180	70,119,216

For the six months ended June 30,

Net income available to common stockholders	$61,133	$46,826	$43,467	$43,868	$33,767
Depreciation and amortization	36,557	28,289	22,046	19,991	16,356
Gain on sales of investment properties	(2,391)	(2,193)	(3,477)	(3,949)	(3,123)

Total FFO	$95,299	$72,922	$62,036	$59,910	$47,000

Total FFO per diluted share	$0.95	$0.85	$0.78	$0.77	$0.67

Total FFO	$95,299	$72,922	$62,036	$59,910	$47,000
Less FFO contributed by Crest	(6,030)	(1,416)	(1,129)	(6,154)	(242)
FFO before Crest contribution	$89,269	$71,506	$60,907	$53,756	$46,758

FFO components, per diluted share(1):
FFO before Crest contribution	$0.89	$0.83	$0.76	$0.69	$0.67
Crest FFO contribution	$0.06	$0.02	$0.01	$0.08	$0.00

Total FFO	$0.95	$0.85	$0.78	$0.77	$0.67

Cash dividends paid per share	$0.761	$0.699	$0.662	$0.602	$0.587
Diluted shares outstanding	100,304,617	85,988,206	79,667,812	77,822,186	70,065,888

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2007 and December 31, 2006
(dollars in thousands, except per share amounts)

	2007	2006
ASSETS
Real estate, at cost:
Land	$989,765	$958,770
Buildings and improvements	1,848,271	1,785,203
	2,838,036	2,743,973
Less accumulated depreciation and amortization	(432,314)	(396,854)

Net real estate held for investment	2,405,722	2,347,119
Real estate held for sale, net	74,775	137,962
Net real estate	2,480,497	2,485,081
Cash and cash equivalents	8,914	10,573
Accounts receivable	6,019	5,953
Goodwill	17,206	17,206
Other assets, net	32,256	27,695

Total assets	$2,544,892	$2,546,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$14,933	$15,096
Accounts payable and accrued expenses	26,227	27,004
Other liabilities	10,724	8,416
Line of credit payable	10,000	--
Notes payable	920,000	920,000

Total liabilities	981,884	970,516

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2007 and 2006	337,790	337,781
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 101,070,652 and 100,746,226 shares issued and outstanding in 2007 and 2006, respectively	1,543,269	1,540,365
Distributions in excess of net income	(318,051)	(302,154)

Total stockholders’ equity	1,563,008	1,575,992

Total liabilities and stockholders’ equity	$2,544,892	$2,546,508

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter Ended June 30, 2007	For the Years Ended
Industries		Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002	Dec 31, 2001
Apparel stores	1.3%	1.7%	1.6%	1.8%	2.1%	2.3%	2.4%
Automotive collision services	1.2	1.3	1.3	1.0	0.3	--	--
Automotive parts	2.3	2.8	3.4	3.8	4.5	4.9	5.7
Automotive service	5.3	6.9	7.6	7.7	8.3	7.0	5.7
Automotive tire services	7.5	6.1	7.2	7.8	3.1	2.7	2.6
Book stores	0.2	0.2	0.3	0.3	0.4	0.4	0.4
Business services	*	0.1	0.1	0.1	0.1	0.1	0.1
Child care	8.7	10.3	12.7	14.4	17.8	20.8	23.9
Consumer electronics	1.0	1.1	1.3	2.1	3.0	3.3	4.0
Convenience stores	14.0	16.1	18.7	19.2	13.3	9.1	8.4
Crafts and novelties	0.3	0.4	0.4	0.5	0.6	0.4	0.4
Drug stores	2.8	2.9	2.8	0.1	0.2	0.2	0.2
Entertainment	1.4	1.6	2.1	2.3	2.6	2.3	1.8
Equipment rental services	0.2	0.2	0.4	0.3	0.2	--	--
Financial services	0.1	0.1	0.1	0.1	--	--	--
General merchandise	0.7	0.6	0.5	0.4	0.5	0.5	0.6
Grocery stores	0.7	0.7	0.7	0.8	0.4	0.5	0.6
Health and fitness	5.5	4.3	3.7	4.0	3.8	3.8	3.6
Home furnishings	2.7	3.1	3.7	4.1	4.9	5.4	6.0
Home improvement	2.5	3.4	1.1	1.0	1.1	1.2	1.3
Motor vehicle dealerships	3.5	3.4	2.6	0.6	--	--	--
Office supplies	1.1	1.3	1.5	1.6	1.9	2.1	2.2
Pet supplies and services	0.9	1.1	1.3	1.4	1.7	1.7	1.6
Private education	0.8	0.8	0.8	1.1	1.2	1.3	1.5
Restaurants	19.2	11.9	9.4	9.7	11.8	13.5	12.2
Shoe stores	--	--	0.3	0.3	0.9	0.8	0.7
Sporting goods	2.6	2.9	3.4	3.4	3.8	4.1	0.9
Theaters	9.2	9.6	5.2	3.5	4.1	3.9	4.3
Travel plazas	0.2	0.3	0.3	0.4	0.3	--	--
Video rental	1.8	2.1	2.5	2.8	3.3	3.3	3.7
Other	2.3	2.7	3.0	3.4	3.8	4.4	5.2
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

Lease Expiration Schedule

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the initial lease term expirations (excluding extension options) on our 1,964 net leased, single-tenant retail properties as of June 30, 2007 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended 6/30/07(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 6/30/07	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 6/30/07	% of Total Rental Revenue
2007	87	$1,566	2.3%	52	$967	1.4%	35	$599	0.9%
2008	120	2,581	3.7	64	1,520	2.2	56	1,061	1.5
2009	108	2,319	3.4	32	734	1.1	76	1,585	2.3
2010	74	1,564	2.3	34	833	1.2	40	731	1.1
2011	81	2,467	3.6	36	1,422	2.1	45	1,045	1.5
2012	89	2,262	3.3	75	1,968	2.9	14	294	0.4
2013	76	3,435	5.0	67	3,201	4.7	9	234	0.3
2014	48	2,000	2.9	35	1,739	2.5	13	261	0.4
2015	90	1,848	2.7	65	1,284	1.9	25	564	0.8
2016	112	1,902	2.7	111	1,877	2.7	1	25	*
2017	25	1,686	2.5	21	1,615	2.4	4	71	0.1
2018	24	1,018	1.5	24	1,018	1.5	--	--	--
2019	94	4,652	6.8	93	4,456	6.5	1	196	0.3
2020	81	3,087	4.5	78	3,024	4.4	3	63	0.1
2021	148	5,597	8.2	147	5,543	8.1	1	54	0.1
2022	98	2,852	4.2	98	2,852	4.2	--	--	--
2023	234	6,452	9.4	233	6,426	9.4	1	26	*
2024	60	1,882	2.7	60	1,882	2.7	--	--	--
2025	67	6,308	9.2	63	6,243	9.1	4	65	0.1
2026	193	10,969	16.0	191	10,915	15.9	2	54	0.1
2027	27	782	1.1	27	782	1.1	--	--	--
2028	5	148	0.2	5	148	0.2	--	--	--
2029	13	127	0.2	13	127	0.2	--	--	--
2030	2	240	0.3	2	240	0.3	--	--	--
2033	3	357	0.5	3	357	0.5	--	--	--
2034	2	230	0.3	2	230	0.3	--	--	--
2037	2	322	0.5	2	322	0.5	--	--	--
2043	1	13	*	--	--	--	1	13	*
Totals	1,964	$68,666	100.0%	1,633	$61,725	90.0%	331	$6,941	10.0%

*Less than 0.1%

(1)
Excludes seven multi-tenant properties and 27 vacant unleased properties, one of which is a multi-tenant property.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $15 from properties reclassified to discontinued operations and excludes revenue of $1,829 from seven multi-tenant properties and from 27 vacant and unleased properties at June 30, 2007.

(3)   Represents leases to the initial tenant of the property that are expiring for the first time.
(4)   Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of June 30, 2007 (dollars in thousands):
State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue For the Quarter Ended June 30, 2007(1)	Percentage of Rental Revenue
Alabama	61	98%	422,900	$1,885	2.7%
Alaska	2	100	128,500	277	0.4
Arizona	72	97	372,800	2,075	2.9
Arkansas	15	100	94,500	411	0.6
California	61	98	1,103,800	3,924	5.6
Colorado	47	98	419,400	1,776	2.5
Connecticut	16	100	245,600	1,028	1.5
Delaware	15	100	27,700	316	0.4
Florida	152	99	1,421,400	6,203	8.8
Georgia	127	99	910,700	3,919	5.6
Idaho	14	100	91,900	393	0.6
Illinois	64	100	830,800	3,709	5.3
Indiana	78	96	677,100	2,517	3.6
Iowa	19	100	138,700	450	0.6
Kansas	29	90	562,200	1,001	1.4
Kentucky	22	95	111,500	678	1.0
Louisiana	33	100	190,400	946	1.3
Maryland	26	98	251,400	1,394	2.0
Massachusetts	37	100	203,100	1,032	1.5
Michigan	20	100	158,300	680	1.0
Minnesota	21	100	392,100	1,267	1.8
Mississippi	70	97	353,800	1,445	2.0
Missouri	61	98	634,800	2,079	2.9
Montana	2	100	30,000	74	0.1
Nebraska	17	100	190,200	603	0.9
Nevada	15	100	191,000	838	1.2
New Hampshire	10	100	95,400	394	0.6
New Jersey	26	100	235,600	1,642	2.3
New Mexico	7	100	53,300	142	0.2
New York	29	97	427,400	2,147	3.0
North Carolina	60	100	438,100	2,014	2.9
North Dakota	5	100	31,900	54	0.1
Ohio	111	100	751,800	2,864	4.1
Oklahoma	24	100	134,300	597	0.8
Oregon	19	100	294,800	816	1.2
Pennsylvania	85	100	558,700	2,635	3.7
Rhode Island	1	100	3,500	32	*
South Carolina	59	100	250,700	1,533	2.2
South Dakota	8	100	21,000	96	0.1
Tennessee	126	100	607,800	3,020	4.3
Texas	202	97	2,242,100	7,719	10.9
Utah	6	83	35,100	96	0.1
Vermont	1	100	2,500	24	*
Virginia	67	100	485,900	2,589	3.7
Washington	36	100	237,800	706	0.9
West Virginia	2	50	23,200	44	0.1
Wisconsin	17	94	157,400	393	0.6
Wyoming	1	100	4,200	18	*
Totals/Average	1,998	99%	17,247,100	$70,495	100.0%
  * Less than 0.1%
(1)	Includes rental revenue for all properties owned by Realty Income at June 30, 2007, including revenue from properties reclassified to discontinued operations of $15.